                                                                    Exhibit 10.2

                         CORE MOLDING TECHNOLOGIES, INC.
                           RESTRICTED STOCK AGREEMENT

     AGREEMENT made as of ____________________ (the "Grant Date"), by and between Core Molding Technologies, Inc. (the "Company") and ______________, an executive of the Company (the "Executive").

                                   WITNESSETH

     WHEREAS, pursuant to the provisions of the Company's 2006 Long-Term Equity Incentive Plan (the "Plan"), the Company desires to award to the Executive restricted shares of the Company's Common Stock ("Common Stock"), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

     WHEREAS, Executive wishes to accept said offer; and

     WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the same meanings as in the Plan.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Terms of Award. The Company awards to the Executive _____ shares of the Company's Common Stock (the "Shares") in accordance with the terms of this Agreement.

     2. Provisions of Plan Controlling. The Executive specifically understands and agrees that the Shares issued under the Plan are being awarded to the Executive pursuant to the Plan, copies of which Plan the Executive acknowledges he has read, understands and by which he agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control.

     3. Vesting of Restricted Stock.

     (a) Except as provided in paragraphs (b) and (c), the Shares awarded hereunder shall be forfeited to the Company for no consideration in the event
(i) Executive voluntarily terminates his or her employment with the Company prior to the Third Anniversary of the Grant Date or (ii) Executive is terminated by the Company (with or without cause) prior to the Third Anniversary of Grant Date.

     (b) Except as provided in Section 4 hereof, the Shares awarded hereunder shall be fully vested in the Executive and no longer subject to a risk of forfeiture pursuant to paragraph (a) upon the occurrence of the earliest of the following events:

          (i) the date on which the Company undergoes a "Change in Control" as defined in the Plan;

          (ii) the date on which the Executive dies or becomes disabled; or

          (iii) the date of the Executive's 65th birthday.

     (c) Except as provided in Section 4 hereof, the Shares awarded hereunder shall vest in the Executive and shall no longer be subject to a risk of forfeiture pursuant to the following schedule:

Number of Shares             Date of Vesting
----------------             ---------------
      1/3           First Anniversary of Grant Date
      1/3           Second Anniversary of Grant Date
      1/3           Third Anniversary of Grant Date

     (d) For purposes of this Agreement, the Executive shall be deemed disabled if, as a result of his incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for a period of at least six months and a physician selected by him and acceptable to the Company is of the opinion that (i) he is suffering from "Total Disability" as defined in the Company's Disability Insurance Plan, or any successor plan or program and (ii) he will qualify for Social Security Disability Payment and
(iii) within thirty (30) days after such determination is made, he shall not have returned to the full-time performance of his duties.

     4. Requirement of Stock Ownership for Vesting.

     (a) Notwithstanding Sections 3(b)(iii) and 3(c) hereof, Executive's right to the Shares shall not vest unless Executive, either (i) on the Grant Date or
(ii) on the date that any Shares would otherwise vest, owns shares of Common Stock of the Company equal in value to 60%/120% of Executive's base salary as of the Grant Date (the "Stock Ownership Requirement"). Solely for purposes of determining whether Executive has satisfied the Stock Ownership Requirement, Executive will be treated as owning the time-vested Shares set forth in Section 1 hereof (but only to the extent such Shares have vested in accordance with Section 3 hereof), provided that the value of such Shares may only be taken into account to the extent of, and may only be treated as satisfying, seven-twelfths (7/12) of the Stock Ownership Requirement.

     (b) In the event that (i) Executive's right to any installment of Shares set forth under Section 3(c) vests (the "Original Vesting"), (ii) Executive has satisfied the Stock Ownership Requirement on or prior to such Original Vesting, and (iii) Executive continues to satisfy the ownership requirement, Executive shall be deemed to satisfy the Stock Ownership Requirement for all future vesting dates set forth in Section 3(c) notwithstanding any depreciation in the value of such shares owned by the Executive. For purposes of this provision, the sale by an Executive of any Shares solely to satisfy the Executive's income and employment tax obligations associated with the vesting of the Shares shall be permitted, provided that Executive may not dispose of Shares to the extent such disposition causes the Executive to reduce his or her stock ownership levels below that number of Shares that is equal in value to 50%/100% of Executive's base salary as of the Grant Date

     (c) In the event that, as of the Grant Date, Executive does not satisfy at least a 50%/25% base salary portion of the Stock Ownership Requirement with shares of Common Stock purchased by the executive , (i) Executive shall be required (and hereby agrees) to participate in the Company's 2002 Employee Stock Purchase Plan (the "2002 Plan") and shall be required to agree to payroll deductions under the 2002 Plan equal to 2%/3.5% of Executive's base salary until such time as Executive satisfies the Stock Ownership Requirement and (ii) Executive shall be required, on or before the December 31st following Executive's receipt of a bonus (subsequent to the Grant Date) under the Company's short-term incentive bonus plan, to utilize fifteen percent (15%) of such bonus (or such lower amount as is necessary to satisfy the Stock Ownership Requirement) to purchase shares of Common Stock of the Company and to provide proof of such purchase to the Treasurer of the Company.

     (d) Solely for purposes of determining whether or to what degree the Executive has satisfied the Stock Ownership Requirement, (i) any shares of Common Stock purchased by Executive (including shares purchased through the exercise of a stock option) shall be valued at the greater of Executive's basis in such shares or the fair market value of such shares existing on May 17, 2006,
(ii) shares of stock held for the benefit of the Executive in the Company's 401(k) plan shall be valued at the greater of the purchase price of such shares or the fair market value of such shares existing on May 17, 2006, and (iii) purchases of shares of Common Stock (including 401(k) matches by the Company) that occur after the May 17, 2006 will be valued at the basis in such shares, except for stock purchased through the exercise of a stock option, which shall be valued at the fair market value of such shares on the date of purchase, and
(iv) time-vested restricted stock grants will be valued for ownership purposes at the fair market value of the stock on the grant date of the applicable award.

     (e) In the event the Board of Directors of the Company, or the Committee determines in good faith that Executive has engaged in a pattern of behavior designed to frustrate the intent of this Section 4 (including, but not limited to, purchases of shares of Common Stock immediately before a vesting date followed by dispositions of such shares immediately after such vesting date), the Board (or Committee) shall be entitled to cancel this award of Shares in its entirety and Executive shall be required to forfeit all Shares awarded hereunder (whether vested or unvested) back to the Company for no consideration.

     (f) For the avoidance of doubt, in the event of a Change in Control or death or disability, Executive or the Executive's estate shall not be required to satisfy the Stock Ownership Requirement and all Shares awarded hereunder shall fully vest.

     (g) In the event that the Executive is assigned to a new position in the Company, and a different Stock Ownership Requirement is applicable to such new position, the new Stock Ownership Requirement shall immediately become applicable to any unvested Shares and the Company shall promptly inform the Executive of such new Stock Ownership Requirement.

     (h) In the event an Executive elects to satisfy the tax withholding obligations associated with the vesting of the Shares in cash, and informs the Company of such election prior to the applicable vesting dates set forth in
Section 3(c), the Stock Ownership Requirement shall be reduced to 50%/100% provided that, in such event, the value of such time vested Shares may only be taken into account to the extent of one-half (1/2) of the Stock Ownership Requirement Such election must be made by giving written notice of the election to the Compensation Committee in care of the Treasurer of the Company.

     (i) In the event an Executive ceases to be in the employment of the Company for any reason other than death or disability, the Executive will have 60 days after the date of termination to demonstrate achievement of the Stock Ownership Requirement in order to satisfy the provisions of Section 4(a) hereof.

     5. Dividend and Voting Rights. Executive shall have the right to vote any Shares awarded hereunder and to receive any dividends declared with respect to such Shares, provided that such voting and dividend rights shall lapse with respect to any Shares that are forfeited to the Company pursuant to this Agreement.

     6. Additional Shares. (a) If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to this Agreement.

     (b) If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject to this Agreement.

     7. Legends. All certificates representing the Shares to be issued to the Executive pursuant to this Agreement shall have endorsed thereon legends substantially as follows:

          "The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement with this Company dated [date], a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request."

          "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

     8. No Obligation to Employ. The Company is not obligated, by the Plan or this Agreement, to continue the Executive as an employee of the Company.

     9. Investment Intent. The Executive represents and warrants to the Company that the Shares are being acquired for the Executive's own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares.

     10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

          To the Company:

          To the Executive:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service, or three business days following mailing by registered or certified mail.

     11. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Delaware (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of this Agreement, except to the extent preempted by applicable federal law.

     12. Withholding. Prior to delivery of Shares to Executive upon the release of the restrictions stated in Section 3 hereof, Executive shall be required to make arrangements, satisfactory to the Company, for appropriate withholding for federal, state, and local tax purposes. Executive is permitted to satisfy any such tax withholding requirements, in whole or in part, by delivering shares of Common Stock to the Company (including the Shares awarded hereunder) having a fair market value (as determined by Company in its sole discretion) equal to the amount of such tax.

     13. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     14. Entire Agreement. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

     15. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

     16. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Executive has hereunto set his or her hand, all as of the day and year first above written.

                                        CORE MOLDING TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------



                                        ----------------------------------------
                                        Executive